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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors of
  Weider Nutrition International, Inc.
Salt Lake City, Utah


     We consent to the use in this Amendment No. 5 to the Registration Statement (relating to shares of Class A Common Stock) of Weider Nutrition International, Inc. on Form S-1 of our report dated July 10, 1996 (September 26, 1996 as to the last paragraph in Note 5 and the "Litigation" paragraph of Note 7), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


     Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Weider Nutrition International, Inc. and subsidiaries, listed in
Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah

April 24, 1997